Exhibit 5.1

GS

Goldfarb Seligman

Law Offices | Established 1930

TEL AVIV	ZURICH	WWW.GOLDFARB.COM
Ampa Tower, 98 Yigal Alon St.	14 Mittelstrasse
Tel Aviv 6789141, Israel	Zurich 8008, Switzerland
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April 8, 2022

Allot Ltd.
22 Hanagar Street
Neve Ne’eman Industrial Zone B
Hod-Hasharon 4501317, Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Allot Ltd., an Israeli company (the “Company”), in connection with the resale or other disposition from time to time by that certain selling security-holder named in the Registration Statement (as defined below) (the “Selling Security-Holder”) of up to 12,785,917 ordinary shares, par value NIS 0.10 per share (the “Ordinary Shares”), of the Company (the “Shares”). The Shares will be resold or otherwise disposed of by the Selling Security-Holder pursuant to a registration statement to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”).

Of the Shares, 7,966,640 Shares were previously acquired by the Selling Security-Holder and 4,819,277 Shares are issuable to the Selling Security-Holder upon conversion of that certain senior unsecured convertible promissory note (the “Note”) in an aggregate principal amount of $40 million that was issued by the Company to the Selling Security-Holder on February 17, 2022. A form of the Note is being filed as Exhibit 4.3 to the Registration Statement.

This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus that forms a part thereof, any prospectus filed pursuant to Rule 424(b) with respect thereto or any 462(b) Registration Statement, other than as expressly stated herein with respect to the resale of the Shares.

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and exhibits thereto (including the form of the Note), and such certificates and statements of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable and, in respect of those Shares to be issued upon conversion of the Note, upon such conversion in accordance with the terms of the Note will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any 462(b) Registration Statement, and the references to this firm in the sections entitled “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement, the prospectus that forms a part thereof or any prospectus filed pursuant to Rule 424(b) with respect thereto. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement or any Rule 462(b) Registration Statement under the provisions of the Securities Act.

Sincerely,

/s/ Goldfarb Seligman & Co.
Goldfarb Seligman & Co.